EXHIBIT 10.6

JPMORGAN CHASE BANK, N.A. 383 Madison Avenue New York, New York 10179

August 6, 2020
Third Point Reinsurance Ltd.
Point House, 3 Waterloo Lane
Pembroke HM 08, Bermuda
Attention: Chris Coleman, Chief Financial Officer
$125,000,000 Bridge Facility
Commitment Letter
Ladies and Gentlemen:
Third Point Reinsurance Ltd., a company incorporated and organized under the laws of Bermuda (“you”), has advised JPMorgan Chase Bank, N.A. (“JPMorgan”, the “Commitment Party”, “us” or “we”) that Yoga Merger Sub Limited, a Bermuda exempted company limited by shares (“Merger Sub”), intends to obtain a bridge facility in an aggregate principal amount of up to $125,000,000 (the “Bridge Facility”), the proceeds of which will be used, in part, to consummate (or cause to be consummated) the Transactions. Capitalized terms used but not defined herein are used with the meanings assigned to them in the Term Sheet (as defined below).
1.  Commitments
In connection with the Transactions, JPMorgan (the “Initial Lender”) is pleased to advise you of its commitment to provide 100% of the aggregate amount of the Bridge Facility, upon the terms and conditions set forth in this letter (this “Commitment Letter”) and in the Transaction Description attached hereto as Exhibit A (the “Transaction Description”), the Summary of Principal Terms and Conditions attached hereto as Exhibit B (the “Term Sheet” and, together with the Summary of Conditions Precedent attached hereto as Exhibit C (the “Conditions Exhibit”) and the Transaction Description, the “Term Sheet”) and subject only to the conditions expressly set forth in the Conditions Exhibit, and hereby commits to provide any increase required as a result of the exercise of Flex Provisions (as defined in the Fee Letter) of the Fee Letter (as defined below), upon the terms set forth in this Commitment Letter and in the Term Sheet and subject only to the conditions expressly set forth in the Conditions Exhibit.
2.  Titles and Roles
It is agreed that (a) JPMorgan will act as sole lead arranger and sole bookrunner for the Bridge Facility (acting in such capacities, the “Lead Arranger”) upon the terms set forth in this Commitment Letter and in the Term Sheet and subject only to the conditions expressly set forth in the Conditions Exhibit (provided that you agree that JPMorgan may perform its responsibilities hereunder through its affiliate, J.P. Morgan Securities LLC) and (b) JPMorgan will act as sole and exclusive administrative agent for the Bridge Facility, upon the terms set forth in this Commitment Letter and in the Term Sheet. The Commitment Party, in such capacity, will perform the duties and exercise the authority customarily performed and exercised by it in such role.

You agree that no other agents, co-agents, arrangers, co-arrangers, bookrunners, co-bookrunners, managers or co-managers will be appointed, no other titles will be awarded in connection with the Bridge Facility and no compensation (other than that expressly contemplated by the Term Sheet and Fee Letter referred to below) will be paid by you to any Lender in respect of the Bridge Facility unless you and we shall so agree in writing; provided, that it is acknowledged and agreed that (i) EA Markets LLC (“EA Markets”) has been separately appointed as your financial advisor and (ii) EA Markets has been separately appointed as an arranger under the Bridge Facility) (it being understood that EA Markets may act through its affiliate, EA Markets Securities LLC).
3.  Syndication
        We intend to syndicate the Bridge Facility, prior to or after the execution of the definitive documentation for the Bridge Facility (the “Credit Documentation”), to a group of lenders identified by us and reasonably satisfactory to you that will become parties to such definitive documentation pursuant to a syndication managed by the Commitment Party (together with the Initial Lender, the “Lenders”), provided, that notwithstanding our right to syndicate the Bridge Facility and receive commitments with respect thereto, unless agreed in writing by you, (a) no Commitment Party shall be relieved, released or novated from its obligations hereunder (including, but not limited to, its obligation to fund its commitment hereunder on the Closing Date) in connection with any syndication, assignment or participation of the Bridge Facility, including its commitment in respect thereof, until after the funding under the Bridge Facility on the Closing Date has occurred and (b) each Commitment Party shall retain exclusive control over all rights and obligations with respect to its commitments in respect of the Bridge Facility, including all rights with respect to consents, waivers, modifications, supplements and amendments, until the Closing Date has occurred; provided, that the aggregate amount of commitments with respect to the Bridge Facility shall be reduced at any time after the date hereof as and to the extent set forth in the Term Sheet (under “Mandatory Prepayments and Commitment Reductions” or “Optional Prepayments and Commitment Reductions”) or the Credit Documentation, as applicable. Notwithstanding the foregoing, we will not syndicate, participate to or otherwise assign any portion of the commitment under the Bridge Facility to those persons that are (i) identified in writing on or prior to the date hereof by you, (ii) competitors of you or your subsidiaries or the Target or its subsidiaries (other than bona fide fixed income investors or debt funds) that are identified in writing by you to us (or, if after the Closing Date, the Administrative Agent) from time to time or (iii) affiliates of such persons set forth in clauses (i) and (ii) above (in the case of affiliates of such persons set forth in clause (ii) above, other than bona fide fixed income investors or debt funds)) that are either (a) identified in writing by you to us (or, if after the Closing Date, the Administrative Agent) from time to time or (b) clearly identifiable as an affiliate of such persons solely on the basis of such affiliate’s name (the persons described in clauses (i) through (iii), collectively, the “Disqualified Institutions”); provided, that (x) to the extent persons are identified as Disqualified Institutions in writing by you to us after the date hereof (or, if after the Closing Date, the Administrative Agent) pursuant to clauses (ii) or (iii)(a), the inclusion of such persons as Disqualified Institutions shall not retroactively apply to prior assignments or participations, (y) a list of Disqualified Institutions may be disclosed by us (or after the Closing Date, the Administrative Agent) to any Lender, bona fide prospective Lender or assignee or participant and (z) in no event shall the designation of any person as a Disqualified Institution be effective until three Business Days after receipt by the Administrative Agent or Lender, as applicable, of written notice of such designation.
        The Commitment Party intends to commence syndication efforts promptly, and you agree until the earlier of (x) the date upon which a Successful Syndication (as defined in the Fee Letter) of the Bridge Facility is achieved and (y) the date that is 60 days after the Closing Date (such earlier date, the “Syndication Date”), to assist (and, to the extent consistent with the Merger Agreement, prior to the

Closing Date if applicable, to use your commercially reasonable efforts to cause the Target to actively assist) the Commitment Party in completing a syndication reasonable satisfactory to the Commitment Party. Such assistance shall include (A) your using commercially reasonable efforts to ensure that the syndication efforts benefit from your and your subsidiaries’ existing banking relationships and those of the Target, (B) direct contact during the syndication between your senior management, representatives and advisors and the proposed Lenders (and prior to the Closing Date if applicable, using your commercially reasonable efforts to ensure such contact between senior management of the Target and the proposed Lenders), (C) your assistance (and, to the extent consistent with the Merger Agreement, prior to the Closing Date if applicable using commercially reasonable efforts to cause the Target to assist) in the preparation of a customary Confidential Information Memorandum for the Bridge Facility and other customary marketing materials to be used in connection with the syndication (other than the portions thereof customarily provided by financing arrangers) (collectively, the “Information Materials”), by providing information and other customary materials reasonably requested in connection with such Information Materials, all subject prior to the Closing Date to the limitation on your rights to request information concerning the Target as set forth in the Merger Agreement and (D) your hosting, with the Commitment Party, of one or more meetings (or, if you and we shall agree, conference calls in lieu of any such meeting) of prospective Lenders (limited to one “bank meeting”, unless otherwise deemed necessary in the reasonable judgment of the Lead Arranger) at a reasonable time and place to be mutually agreed. On or prior to the Syndication Date, you will ensure that there will not be any competing issuance, offering, placement, arrangement or syndication of credit facilities or announcement thereof by or on behalf of you and your subsidiaries (and, to the extent consistent with the Merger Agreement, prior to the Closing Date if applicable, your using commercially reasonable efforts to ensure that there is no competing issuance, offering, placement, arrangement or syndication of credit facilities or announcement thereof by or on behalf of the Target and its subsidiaries in connection with the Transactions) that would have an adverse impact on the primary syndication of the Bridge Facility, without the written consent of the Lead Arranger. You hereby (subject prior to the Closing Date to any applicable limitations set forth in the Merger Agreement) authorize the Commitment Party to download copies of your and the Target’s trademark logos from its website and post copies thereof on the IntraLinks site or similar workspace (an “Electronic Platform”) established by the Commitment Party to syndicate the Bridge Facility and use the logos on any confidential information memoranda, presentations and other marketing materials prepared in connection with the syndication of the Bridge Facility or in any advertisements (to which you consent, such consent not to be unreasonably withheld, conditioned or delayed) that we may place after the closing of the Bridge Facility in financial and other newspapers, journals, the World Wide Web, home page or otherwise, at their own expense describing its services to you and the Borrower hereunder. You understand and acknowledge that we may provide to market data collectors, such as league table, or other service providers to the lending industry, information regarding the closing date, size, type, purpose of, and parties to, the Bridge Facility. Notwithstanding anything to the contrary contained in this Commitment Letter or the Fee Letter or any other letter agreement or undertaking concerning the financing of the Transactions to the contrary (and without prejudice to your obligations to otherwise comply with such provisions), none of the compliance with the foregoing provisions of this paragraph or the commencement or completion of any syndication of the Bridge Facility shall constitute a condition to the commitments hereunder or the funding of the Bridge Facility on the Closing Date. For the avoidance of doubt, in connection with the foregoing requirements to provide assistance, you will not be required to provide any information to the extent that the provision thereof would violate any law, rule or regulation, or any obligation of confidentiality owing to a third party and binding you, the Target or your or their respective affiliates; provided, that, no such obligation of confidentiality shall be entered into in contemplation of this sentence and in the event you do not provide information in reliance on this sentence, you shall provide notice to us that such information is being withheld and you shall use your commercially reasonable efforts to obtain the relevant consents and to communicate, to the extent both feasible and permitted under applicable law, rule, regulation or confidentiality obligation, the applicable information.
The Commitment Party will manage, in consultation with you, all aspects of the syndication; provided that decisions as to the selection of institutions to be approached and when they will be approached, when commitments will be accepted, which institutions will participate, the allocation of the commitments among the Lenders and the amount and distribution of fees among the Lenders shall be subject to your consent (not to be unreasonably conditioned, withheld or delayed) and exclude Disqualified Institutions. You hereby acknowledge and agree that in no event shall the Commitment Party be subject to any fiduciary or other implied duties in connection with the transactions contemplated hereby.
At the request of the Commitment Party, you agree to assist the Commitment Party in preparing an additional version of the Information Materials (a “Public Version”) to be used by prospective Lenders’ public-side employees and representatives (“Public-Siders”) who do not wish to receive material non-public information (within the meaning of the United States Federal or State securities laws) with respect to you, the Target, your and its respective affiliates and any of your or its respective securities (such material non-public information, “MNPI”) and who may be engaged in investment and other market-related activities with respect to your, the Target’s or your and its respective affiliates’ securities or loans. Before distribution of any Information Materials, (a) you agree to execute and deliver to the Commitment Party (i) a customary letter in which you authorize distribution of the Information Materials to a prospective Lender’s employees willing to receive MNPI (“Private-Siders”) and (ii) a separate customary letter in which you authorize distribution of the Public Side Version to Public-Siders and represent that no MNPI is contained therein and (b) you agree to identify that portion of the Information Materials that may be distributed to Public-Siders as not containing MNPI, which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof (and you agree that, by marking Information Materials as “PUBLIC”, you shall be deemed to have authorized the Commitment Party and the prospective Lenders to treat such Information Materials as not containing MNPI (it being understood that you shall not be under any obligation to mark the Information Materials as “PUBLIC”)). You acknowledge that the Commitment Party will make available the Information Materials on a confidential basis to the proposed syndicate of Lenders by posting such information on Intralinks, Debt X or SyndTrak Online or by similar electronic means. You agree that the following documents may be distributed to both Private-Siders and Public-Siders, unless you advise the Commitment Party within a reasonable time after receipt of such materials for review that such materials should only be distributed to Private-Siders: (1) administrative materials prepared by the Commitment Party for prospective Lenders (such as a lender meeting invitation, bank allocation, if any, and funding and closing memoranda), (2) the Term Sheet and notification of changes to the Bridge Facility’s terms and conditions and (3) drafts and final versions of the Credit Documentation. If you so advise the Commitment Party that any of the foregoing should be distributed only to Private-Siders, then Public-Siders will not receive such materials without further discussions with you.
4.  Information
You hereby represent and warrant that (but the accuracy of such representation and warranty shall not be a condition to the commitment hereunder or the funding of the Bridge Facility on the Closing Date) (with respect to any information or data relating to the Target, the following representations and warranties shall be made solely to your knowledge) (a) all written information (including all Information Materials), other than financial estimates, forecasts and other forward-looking information (collectively, the “Projections”) and information of a general economic or industry specific nature) that has been or will be made available to us by you or any of your representatives in connection with the transactions contemplated hereby (the “Information”), when taken as a whole, does not or will not, when furnished to us, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made (giving effect to all supplements and updates thereto) and (b) the Projections that have been or will be made available to us by you or any of your representatives in connection with the transactions contemplated hereby have been or will be prepared in good faith based upon assumptions believed by you to be reasonable at the time furnished to us (it being recognized by the Commitment Party that such Projections are merely estimates and are not to be viewed as facts and that actual results during the period or periods covered by any such Projections may differ from the projected results, and such differences may be material). You agree that if, at any time prior to the Closing Date, you become aware that any of the representations in the preceding sentence would be incorrect if such Information or Projections were furnished at such time and such representations were remade, in any material respect, then you will promptly supplement the Information and the Projections so that such representations when remade would be correct, in all material respects, under those circumstances, it being understood that such supplementation shall cure any breach of such representation and warranty. You understand that in arranging and syndicating the Bridge Facility we may use and rely on the Information and Projections without independent verification thereof.
5.  Fees
As consideration for the commitments and agreements of the Commitment Party hereunder, you agree to pay or cause to be paid the nonrefundable fees described in the JPMorgan Fee Letter dated the date hereof and delivered herewith with respect to the Bridge Facility (the “Fee Letter”) on the terms and subject to the conditions set forth therein. Once paid, except as expressly provided in the Fee Letter or as otherwise separately agreed to in writing by you and us, such fees shall not be refundable under any circumstances.
6.  Conditions
The commitment of the Initial Lender hereunder to fund the Bridge Facility on the Closing Date and the agreement of the Lead Arranger to perform the services described herein are subject solely to the express conditions set forth in the Conditions Exhibit (the “Financing Conditions”), it being understood that there are no conditions (implied or otherwise) to the commitments hereunder (including compliance with the terms of the Commitment Letter, the Fee Letter or the Credit Documentation) other than the Financing Conditions that are expressly stated to be conditions to the initial funding under the Bridge Facility on the Closing Date; and upon satisfaction (or waiver by the Commitment Party) of such conditions, the funding under the Bridge Facility shall occur.
Notwithstanding anything in this Commitment Letter, the Term Sheet, the Fee Letter, the Credit Documentation or any other letter agreement or other undertaking concerning the financing of the Transactions to the contrary, (a) the only representations and warranties that will be made on the Closing Date and the accuracy of which shall be a condition to the availability of the Bridge Facility on the Closing Date shall be (i) such of the representations and warranties made by the Target or its affiliates with respect to the Target in the Merger Agreement as are material to the interests of the Lenders, but only to the extent that you or the Borrower has (or one of their affiliates has) (x) the right to terminate its obligations under the Merger Agreement after giving effect to all notice provisions as a result of a breach of such representations and warranties in the Merger Agreement or (y) the right to decline to (or no obligation to) consummate the Acquisition as a result of the failure of a condition precedent to its obligations thereunder caused by a breach of such representations and warranties in the Merger Agreement (the “Specified Merger Agreement Representations”) and (ii) the Specified Representations (as defined below) made by the Borrower in the Credit Documentation; (b) the terms of the Credit Documentation shall be in a form such that they do not impair the availability or funding of the Bridge Facility on the Closing Date if the conditions described in the immediately preceding paragraph are satisfied or waived by the Commitment Party and (c) any guarantee to be provided by any Acquired Entity (together with any other condition set forth on the Conditions Exhibit as it relates to any Acquired Entity) shall not be required to be delivered at or prior to closing, but shall be required to be delivered on or prior to 11:59 p.m. on the first business day immediately following the Closing Date. For purposes hereof, “Specified Representations” means the representations and warranties of the Borrower relating to the Borrower set forth in the Credit Documentation relating to organization and powers (as to execution, delivery and performance of the Credit Documentation); authorization, due execution and delivery and enforceability of the Credit Documentation; no conflicts between the Credit Documentation (limited to the execution, delivery and performance of the Credit Documentation and incurrence of the indebtedness thereunder) and the organizational documents of the Borrower and the Guarantors immediately after giving effect to the Transactions; use of proceeds of the Bridge Facility not violating the PATRIOT Act, OFAC, FCPA and other applicable sanctions and anti-corruption laws; solvency on a consolidated basis as of the Closing Date (after giving effect to the Transactions) of the Borrower and its subsidiaries on a consolidated basis (solvency to be defined in a manner consistent with the form of solvency certificate attached hereto); the Investment Company Act of 1940; and Federal Reserve margin regulations. This paragraph, and the provisions herein, shall be referred to as the “Limited Conditionality Provisions”.
7.  Indemnification and Expenses
        You agree (a) to indemnify and hold harmless the Commitment Party and its affiliates, the Lead Arranger and its affiliates, and its and their respective directors, officers, employees, advisors and agents (each, and including, without limitation, JPMorgan, an “indemnified commitment party”) and EA Markets and its affiliates and its and their respective directors, officers, employees, advisors and agents (each, an “indemnified financial advisor and arranger”, and together with the indemnified commitment parties, each, an “indemnified person”) from and against any and all losses, claims, demands, damages and liabilities of any kind and related expenses to which any such indemnified person may become subject arising out of or in connection with this Commitment Letter, the Fee Letter, the Bridge Facility, the use of the proceeds thereof or the Transactions or any actual or prospective claim, litigation, investigation, arbitration or administrative judicial or regulatory action or proceeding relating to any of the foregoing (including in relation to enforcing the terms of this Section 7) (each, a “Proceeding”), regardless of whether any indemnified person is a party thereto and whether or not such Proceedings are initiated by you, your equity holders, affiliates, creditors or any other person and to reimburse each indemnified person reasonably promptly after receipt of a written request together with reasonably detailed backup documentation for any reasonable legal out-of-pocket expenses of one firm of counsel for each of (i) the indemnified commitment parties taken as a whole and (ii) the indemnified financial advisor and arranger and, if necessary, one firm of local counsel in each appropriate jurisdiction, in each case for each of (i) the indemnified commitment parties taken as a whole and (ii) the indemnified financial advisor and arranger (and, in the case of an actual or perceived conflict of interest where the indemnified person affected by such conflict informs you of such conflict and thereafter, after receipt of your consent (which shall not be unreasonably withheld), retains its own counsel, of another firm of counsel for such affected indemnified person) incurred in connection with investigating or defending any of the foregoing; provided that the foregoing indemnity will not, as to any indemnified person, apply to any losses, claims, demands, damages or liabilities of any kind or related expenses to the extent they (i) are found by a final, non-appealable judgment of a court of competent jurisdiction to result from the willful misconduct, bad faith or gross negligence of such indemnified person, or of any of its affiliates or controlling persons or any of the officers, directors, employees, partners, successors, agents, advisors or representatives of any of the foregoing (collectively, “Related Persons”), (ii) are found by a final, non-appealable judgment of a court of competent jurisdiction to result from a material breach of the obligations of such indemnified person or any of its Related Persons under this Commitment Letter, the Fee Letter or the Credit Documentation, (iii) have not involved an act or omission by you or any of your affiliates and arise out of or in connection with any Proceeding brought by an indemnified person against any other indemnified person (other than any claims against any indemnified person in its capacity or in fulfilling its role as an agent or arranger or any similar role in connection with the Bridge Facility) or (iv) to the extent they have resulted from any agreement governing any settlement that is effected without your prior written consent (such consent not to be unreasonably withheld, conditioned or delayed), but if settled with your written consent or if there is a final judgment for the plaintiff in any such Proceeding, you agree to indemnify and hold harmless each indemnified person from and against any and all losses, claims, demands, damages or liabilities and related expenses by reason of such settlement or judgment in accordance with the terms thereof and (b) solely if the Closing Date occurs, to reimburse the Commitment Party and its affiliates for all reasonable out-of-pocket expenses that have been invoiced (including, but not limited to, due diligence expenses, consultants’ fees and expenses, syndication expenses, travel expenses, and the reasonable and documented fees, charges and disbursements of the firm of counsel to the Commitment Party identified in the Term Sheet and, if necessary, one firm of local counsel in each appropriate jurisdiction) incurred in connection with the Bridge Facility and the preparation, execution and delivery of the Credit Documentation, this Commitment Letter, the Term Sheet and the Fee Letter.

        Notwithstanding any other provision of this Commitment Letter, (i) none of the Commitment Party and its affiliates, EA Markets and its affiliates, and their respective officers, directors, employees, advisors, and agents (each, and including, without limitation, JPMorgan, an “Arranger-Related Person”) and the other parties hereto shall be liable for any damages arising from the use by others of information or other materials obtained through electronic, telecommunications or other information transmission systems, including an Electronic Platform, except to the extent such damages are found in a final non-appealable judgment of a court of competent jurisdiction to have resulted from the willful misconduct, bad faith or gross negligence of such Arranger-Related Person or any of its Related Persons and (ii) neither (x) any Arranger-Related Person or any of its Related Persons, nor (y) you (or any of your subsidiaries or affiliates) or the Target (or any of its subsidiaries or affiliates) shall be liable for any indirect, special, punitive or consequential damages (with respect to you in the case of this clause (y), other than pursuant to the indemnification provisions of this Commitment Letter in respect of any such damages incurred or paid by an Arranger-Related Person to a third party) in connection with this Commitment Letter, the Fee Letter, the Bridge Facility, the Transactions (including the Bridge Facility and the use of proceeds thereunder), or with respect to any activities related to the Bridge Facility.

        You shall not be liable for any settlement of any Proceeding effected without your prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), but if settled with your written consent or if there is a final non-appealable judgment by a court of competent jurisdiction against an indemnified person in any such Proceeding, you agree to indemnify and hold harmless each indemnified person in the manner set forth above. You shall not, without the prior written consent of the affected indemnified person (which consent shall not be unreasonably withheld, conditioned or delayed), effect any settlement of any pending or threatened Proceeding against such indemnified person in respect of which indemnity has been sought hereunder by such indemnified person unless such settlement (i) includes an unconditional release of such indemnified person in form and substance reasonably satisfactory to such indemnified person from all liability or claims that are the subject matter of such Proceeding and (ii) does not include any statement as to any admission of fault or culpability of such indemnified person or any injunctive relief or other non-monetary remedy. You acknowledge that any failure to comply with your obligations under the preceding sentence may cause irreparable harm to JPMorgan and the other indemnified persons. Notwithstanding the foregoing, each indemnified person (and its Related Persons) shall be obligated to refund and/or return promptly any and all amounts paid by you or on your behalf under this Section 7 to such indemnified person (or its Related Persons) for any such losses, claims, demands, damages, liabilities and expenses to the extent such indemnified person (or its Related Persons) is not entitled to payment of such amounts in accordance with the terms hereof.

8.  Sharing of Information, Absence of Fiduciary Relationship, Affiliate Activities
        The Commitment Party may employ the services of its affiliates in providing certain services hereunder and, in connection with the provision of such services, may exchange with such affiliates information concerning you and the other companies that may be the subject of the transactions contemplated by this Commitment Letter, and, to the extent so employed, such affiliates shall be entitled to the benefits, and be subject to the obligations, of the Commitment Party hereunder. The Commitment Party shall be responsible for its affiliates’ failure to comply with such obligations under this Commitment Letter.

You acknowledge that the Commitment Party (or an affiliate) may be providing debt financing, equity capital or other services (including but not limited to financial advisory services) to companies and other persons in respect of which you may have conflicting interests regarding the transactions described herein and otherwise. In addition, the Commitment Party and its affiliates will not use confidential information obtained from you by virtue of the transactions contemplated by this Commitment Letter or its relationships with you in connection with the performance by such Commitment Party or any of its affiliates of services for companies or other persons, and the Commitment Party and its affiliates will not furnish any such information to other companies or other persons. You also acknowledge that the Commitment Party and its affiliates have no obligation to use in connection with the transactions contemplated by this Commitment Letter, or to furnish to you, the Target or your or their respective subsidiaries or representatives, confidential information obtained by the Commitment Party or any of its affiliates from any other company or persons.
You further acknowledge and agree that the Commitment Party will act under this Commitment Letter as an independent contractor and that (a) no fiduciary, advisory or agency relationship between you and the Commitment Party is intended to be or has been created in respect of any of the transactions contemplated by this Commitment Letter and the Term Sheet, irrespective of whether the Commitment Party has advised or is advising you on other matters (which, for the avoidance of doubt, includes acting as a financial advisor to you or any of your affiliates in respect of any transaction related hereto), (b) the Commitment Party, on the one hand, and you, on the other hand, have an arm's length business relationship that does not directly or indirectly give rise to, nor do you rely on, any fiduciary duty to you or your affiliates on the part of the Commitment Party, (c) you are capable of evaluating and understanding, and you understand and accept, the terms, risks and conditions of the transactions contemplated by this Commitment Letter, (d) you have been advised that the Commitment Party is engaged in a broad range of transactions that may involve interests that differ from your interests and that the Commitment Party has no obligation to disclose such interests and transactions to you by virtue of any fiduciary, advisory or agency relationship, (e) the Commitment Party is not advising you as to any legal, regulatory, tax, accounting, investment or any other matters in any jurisdiction (including, without limitation, with respect to any consents needed in connection with the transactions contemplated hereby) and that you have consulted your own legal, accounting, regulatory and tax advisors to the extent you have deemed appropriate, and (f) you agree not to assert, to the fullest extent permitted by law, any claims against the Commitment Party for alleged breach of fiduciary duty in connection with the Transactions. It is understood that this paragraph shall not apply to or modify or otherwise affect any arrangement with any financial advisor separately retained by you, the Target or any of your or their respective affiliates in connection with the Transactions, in its capacity as such.
You further acknowledge that the Commitment Party is a full service securities or banking firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, the Commitment Party may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, you and other companies with which you may have commercial or other relationships. With respect to any securities and/or financial instruments so held by the Commitment Party or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion.
9.  Confidentiality
This Commitment Letter is delivered to you on the understanding that neither this Commitment Letter nor the Fee Letter nor any of their terms or substance shall be disclosed by you without the consent of the Commitment Party, directly or indirectly, to any other person except (a) the Equity Investor (as defined in the Merger Agreement), and your and their respective officers, directors, employees, affiliates, members, partners, stockholders, attorneys, accountants, agents and advisors, in each case on a confidential and need-to-know basis, (b) pursuant to the order of any court, administrative agency or regulatory authority having jurisdiction over you, your subsidiaries or the Target or its subsidiaries in any legal, judicial, administrative or regulatory proceeding, examination or audit or as otherwise required by law, regulation, compulsory legal or regulatory process or as requested by a governmental authority (in which case you agree, to the extent practicable and permitted by law, rule or regulation and except in connection with any request as part of a regulatory examination, audit or filing, to inform us promptly in advance thereof), (c) in connection with the exercise of any remedies under this Commitment Letter or the Fee Letter, (d) this Commitment Letter, the Term Sheet and the existence and contents hereof and thereof (but not the Fee Letter or the contents thereof other than the existence thereof and the contents thereof may be disclosed as part of projections, pro forma information and a generic disclosure of aggregate sources and uses to the extent customary in marketing materials and other required filings) may be disclosed in any syndication or other marketing material in connection with the Bridge Facility, (e) this Commitment Letter, the Term Sheet and the existence and contents hereof and thereof (but not the Fee Letter or the contents thereof) may be disclosed in connection with any public filing required to be made in connection with the Transactions, including as may be required by the rules, regulations, schedules and forms of the Securities and Exchange Commission (the “SEC”) in connection with any filings with the SEC in connection with the Transactions, (f) the Term Sheet may be disclosed to potential Lenders and to any rating agency in connection with the Transactions, and (g) you may disclose the Commitment Letter, the Term Sheet and, to the extent portions thereof have been redacted in a customary manner, the Fee Letter, to the Target and its subsidiaries and their respective officers, directors, employees, affiliates, members, partners, stockholders, attorneys, accountants, agents and advisors, in each case on a confidential and need-to-know basis. The provisions of this paragraph shall automatically terminate and be superseded by the confidentiality provisions in the definitive documentation for the Bridge Facility; provided that if the Closing Date does not occur, this paragraph shall automatically terminate two years following the date of this Commitment Letter.

The Commitment Party, on behalf of itself and its affiliates, agrees that it (and they) shall use all information received by them in connection with the Bridge Facility and the Transactions solely for the purposes of providing the services that are the subject of this Commitment Letter and shall treat confidentially all such information and the terms and contents of this Commitment Letter, the Fee Letter and the Credit Documentation and shall not publish, disclose or otherwise divulge such information; provided, however, that nothing herein shall prevent the Commitment Party from disclosing any such information (a) to rating agencies in connection with the Transactions, (b) to any Lenders or participants or prospective Lenders or participants with respect to the Bridge Facility (in each case, other than any Disqualified Institution), (c) to the extent required by any legal, judicial, administrative proceeding or other compulsory process or as required by applicable law, subpoena, rule or regulation or as requested by a governmental authority (in which case the Commitment Party shall promptly notify you, in advance, to the extent permitted by law), (d) upon the request or demand of any regulatory authority (including any self-regulatory authority) or other governmental authority having jurisdiction over the Commitment Party or its affiliates (in which case (except with respect to any audit or examination conducted by bank accountants or any governmental bank regulatory authority exercising examination or regulatory authority) the Commitment Party shall promptly notify you, in advance, to the extent permitted by law), (e) to the employees, legal counsel, independent auditors, professionals, advisors and other experts or agents of the Commitment Party who are informed of the confidential nature of such information and are or have been advised of their obligation to keep such information confidential, (f) to any of its respective affiliates (provided that any such affiliate is advised of its obligation to retain such information as confidential, and the Commitment Party shall be responsible for its affiliates’ compliance with this paragraph) solely in connection with the Transactions, (g) to the extent any such information becomes publicly available other than by reason of disclosure by the Commitment Party or any of its affiliates, or any of its or their respective employees, legal counsel, independent auditors, professionals, advisors or other experts or agents, in violation of any confidentiality obligations owing to you hereunder, (h) to the extent that such information is received by the Commitment Party from a third party that is not, to the Commitment Party’s knowledge, subject to contractual or fiduciary confidentiality obligations owing to you with respect to such information, (i) in connection with the exercise of any remedies under this Commitment Letter or the Fee Letter or any suit, action or proceeding relating to this Commitment Letter, the Fee Letter or the Bridge Facility and (j) with your prior written consent; provided that the disclosure of any such information to any Lenders or prospective Lenders or participants or prospective participants or any other parties referred to in clause (b) above shall be made subject to the acknowledgment and acceptance by such Lender or prospective Lender or participant or prospective participant or other party that such information is being disseminated on a confidential basis in accordance with the standard syndication processes of the Commitment Party or customary market standards for dissemination of such type of information. The provisions of this paragraph shall automatically terminate and be superseded by the confidentiality provisions in the definitive documentation for the Bridge Facility; provided that if the Closing Date does not occur, this paragraph shall automatically terminate two years following the date of this Commitment Letter.
10. Miscellaneous
This Commitment Letter and the commitments hereunder shall not be assignable by any party hereto (except (x) by you to one or more affiliates that are a “shell” company which is and will be controlled by you that consummates or intends to consummate the Acquisition, (y) in connection with any other assignment that occurs as a matter of law pursuant to, or otherwise substantially simultaneously with the closing of the Acquisition in accordance with the Merger Agreement and (z) to the Borrower immediately prior to the funding of the Bridge Facility on the Closing Date) without the prior written consent of each other party hereto (and any purported assignment without such consent shall be null and void), is intended to be solely for the benefit of the parties hereto and the indemnified persons and the Arranger-Related Persons and is not intended to and does not confer any benefits upon, or create any rights in favor of, any person other than the parties hereto and the indemnified persons and the Arranger-Related Persons to the extent expressly set forth herein. The Commitment Party reserves the right to allocate, in whole or in part, to its affiliates certain fees payable to the Commitment Party in such manner as the Commitment Party and its affiliates may agree in their sole discretion. This Commitment Letter may not be amended or waived except by an instrument in writing signed by you and the Commitment Party. This Commitment Letter, together with the Fee Letter, supersedes all prior understandings, whether written or oral, among us with respect to the Bridge Facility and sets forth the entire understanding of the parties hereto with respect thereto. This Commitment Letter and any claim or controversy arising hereunder or related hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York; provided that, (a) the interpretation of the definition of a Company Material Adverse Effect (as defined in the Merger Agreement) and the determination as to whether there shall have occurred a Company Material Adverse Effect, (b) whether the Acquisition has been consummated as contemplated by the Merger Agreement and (c) whether the representations and warranties made by the Target in the Merger Agreement have been breached and whether as a result of any breach thereof you or the Borrower (or any applicable affiliates) have the right to terminate your or its obligations under the Merger Agreement, or to decline to (or otherwise have no obligation to) consummate the Acquisition (in each case, in accordance with the terms thereof), shall, in each case, be governed and construed in accordance with the laws applicable to the Merger Agreement, as applied thereto.
This Commitment Letter may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Commitment Letter, the Fee Letter and/or any document to be signed in connection with this letter agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.
The Borrower consents to the exclusive jurisdiction and venue of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan) over any suit, action, proceeding, claim or counterclaim arising out of or relating to the Transactions or the other transactions contemplated hereby, this Commitment Letter or the Fee Letter or the performance of services hereunder or thereunder (whether based on contract, tort or any other theory). You and we agree that service of any process, summons, notice or document by registered mail addressed to you or us shall be effective service of process for any suit, action or proceeding brought in any such court. You and we hereby irrevocably and unconditionally waive any objection to the laying of venue of any such suit, action or proceeding in the federal or state courts located in the City of New York, Borough of Manhattan. You and we hereby irrevocably agree to waive trial by jury in any suit, action, proceeding, claim or counterclaim brought by or on behalf of any party related to or arising out of the Transactions, this Commitment Letter, the Term Sheet, the Fee Letter or the performance of services hereunder or thereunder or the transactions contemplated hereby or thereby (whether based on contract, tort or any other theory).

The Commitment Party hereby notifies you that, pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law on October 26, 2001) (the “PATRIOT Act”) and 31 C.F.R. § 1010.230 (the “Beneficial Ownership Regulation”), it may be required to obtain, verify and record information that identifies the Borrower and any guarantor, which information includes names, addresses, tax identification numbers and other information that will allow such Lender to identify the Borrower and any guarantor in accordance with the PATRIOT Act, the Beneficial Ownership Regulation and other applicable anti-money laundering rules and regulations. This notice is given in accordance with the requirements of the PATRIOT Act and the Beneficial Ownership Regulation and is effective for the Commitment Party and each Lender.
Each of the parties hereto acknowledges and agrees that the funding of the Bridge Facility is subject only to the Financing Conditions, including the execution and delivery of the Credit Documentation by the parties hereto in a manner consistent with this Commitment Letter (including the Documentation Principles); provided that nothing contained in this Commitment Letter obligates you or any of your affiliates to draw down any portion of the Bridge Facility.
This paragraph and the indemnification, compensation, reimbursement, expense, jurisdiction, syndication, information, governing law, waiver of jury trial, waiver of objection to the laying of venue, no fiduciary relationship, confidentiality and electronic signature provisions contained herein and in the Fee Letter shall remain in full force and effect regardless of whether definitive financing documentation shall be executed and delivered and notwithstanding the termination of this Commitment Letter or the commitments hereunder; provided that your obligations under this Commitment Letter (other than your obligations with respect to (a) assistance to be provided in connection with the syndication thereof (including as to the provision of information and representations with respect thereto) and (b) confidentiality) shall automatically terminate and be superseded by the provisions of the Credit Documentation upon the funding thereunder, and you shall automatically be released from all liability in connection therewith at such time.
This Commitment Letter and the commitments hereunder shall automatically terminate (unless the Commitment Party shall, in its sole discretion, agree to an extension) (i) in the event that the Financing Conditions have not been satisfied or waived on or before the date that is five business days after the Walk-Away Date (as defined in the Merger Agreement as of the date hereof) or, if the Walk-Away Date is extended in accordance with the Merger Agreement as in effect on the date hereof, the date that is five business days after the Walk-Away Date as so extended (such applicable date, the “Expiration Date”), or (ii) if earlier, upon either (x) the date the Merger Agreement is terminated by you or otherwise validly terminated without consummation of the Acquisition and the funding of the Bridge Facility or (y) the consummation of the Acquisition with or without the use of the Bridge Facility; provided that the termination of any commitment pursuant to this sentence shall not prejudice our or your rights and remedies in respect of any breach of this Commitment Letter by the Commitment Party that occurred prior to any such termination. You may terminate this Commitment Letter and the Fee Letter and the commitments of the Commitment Party with respect to the Bridge Facility, in whole or in part, at any time prior to the Closing Date, by written notice to the Commitment Party.
If the foregoing correctly sets forth our agreement, please indicate your acceptance of the terms of this Commitment Letter and the Fee Letter by returning to us or our counsel executed counterparts of this Commitment Letter and the Fee Letter not later than 11:59 p.m., New York City time, on August 14, 2020. This offer will automatically expire at such time if we have not received such executed counterparts in accordance with the preceding sentence.

We are pleased to have been given the opportunity to assist you in connection with this important financing.
Very truly yours,

JPMORGAN CHASE BANK, N.A.
By:	/s/ Kristen M. Murphy
Name: Kristen M. Murphy
Title: Vice President

Accepted and agreed to as of the date first written above:
THIRD POINT REINSURANCE LTD.
By:	/s/ Sid Sankaran
Name: Sid Sankaran
Title: Director